MEDICAL INSURANCE CONTINUATION AGREEMENT


         THIS AGREEMENT is entered into this 21st day of February 2006, ("Effective Date") by and between Irwin Bank and Trust Company, Irwin, Pennsylvania (the "Bank") and Charles G. Urtin (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive has heretofore been employed by the Bank as the President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

         WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Bank and in consideration of the Executive's agreeing to remain in the employ of the Bank, the parties desire to enter into this Medical Insurance Continuation Agreement ("Agreement") between the Bank and the Executive;

         NOW THEREFORE, in consideration of the covenants and the mutual agreements herein contained, the parties hereby agree as follows:

               1. Participation in Medical Plans and Insurance Policies.  If the
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Executive's  employment  is  terminated  by the Bank for any reason prior to the date that the Executive shall attain age 65, the Executive and the Executive's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Bank or IBT Bancorp, Inc. ("Parent") and any successor thereto, with the cost of such premiums paid by the Bank until such time that the Executive and the Executive's spouse shall be eligible for coverage under the Federal Medicare System or any successor program.

               2. Regulatory Exclusions.
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         Notwithstanding  anything herein to the contrary,  any payments made to the Executive pursuant to the Agreement,  or otherwise,  shall be subject to and
conditioned   upon  compliance  with  12  USC  ss.1828(k)  and  any  regulations promulgated thereunder.

               3. Successors and Assigns.
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               (a) This  Agreement  shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.


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               (b) Since the Bank is  contracting  for the unique  and  personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

               4. Amendment; Waiver.  No  provisions  of  this  Agreement may be
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modified, waived or discharged unless such waiver,  modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

               5. Governing Law. The validity, interpretation,  construction and
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performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

               6. Nature of Obligations.  Nothing  contained herein shall create
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or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

               7. Headings. The section headings contained in this Agreement are
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for  reference  purposes  only and shall not  affect in any way the  meaning  or interpretation of this Agreement.

               8. Severability. The provisions of this Agreement shall be deemed
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severable  and the  invalidity  or  unenforceability  of any  provision  of this
Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

               9. Arbitration.  Any  controversy  or  claim  arising  out of  or
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relating to this Agreement,  or the breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The provisions of this
Section 9 shall survive the expiration of this Agreement.

               10. Entire Agreement.   This    Agreement   together   with   any
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understanding or  modifications  thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto. This Agreement shall supersede any prior employment agreements and/or change in control severance agreements between the Executive and the Bank.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.

                                        Irwin Bank and Trust Company



ATTEST:                                 By:      /s/Robert Rebich, Jr.
                                                 -------------------------------
                                                 Robert Rebich, Jr.
                                                 Chairman

/s/Robert A. Bowell
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Secretary



WITNESS:

/s/Margaret P. O'Neal                            /s/Charles G. Urtin
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                                                 Charles G. Urtin